UNITED STATES
   SECURITIES AND EXCHANGE COMMISSION
    Washington, D.C. 20549
     SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )




Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only
 (as permitted by Rule 14a-6(e)(2))
[ X ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to S240.14a-12

Commission File Number 0-24185

Central American Equities Corp.

(Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):
[ X ] No fee required.

[ ] Fee computed on table below per Exchange Act
Rules 14a-6(i)(4) and 0-11.

DOCUMENTS INCORPORATED BY REFERENCE

Annual Report on Form 10-KSB of Registrant for the year ended December 31, 2004







  Central American Equities
   Hotel Alta, Santa Ana, Costa Rica
         011-506-282-4160





Hotel Alta
Interlink 964
P.O. Box 02-5635
Miami, FL   33102

September 23, 2005

Dear Shareowner,

You are invited to attend the 2005 Annual Meeting to be held on Saturday, November 12, 10:00 AM in Hotel Alta in Santa
Ana, Costa Rica.

The annual meeting will begin with a report on our operations, followed by discussion and voting on the matters set forth in the accompanying notice of annual meeting and proxy statement, and discussion of any other business matters properly brought before the meeting.

As described in the enclosed proxy statement, at the annual meeting, you will be asked to approve the election of members of the board of directors, ratify the appointment of the independent certified public accountant of the Company, and three important proposals that the board believes will lead to increased shareholder value:

1) The transfer of the assets of the corporation to a Costa Rican corporation that is wholly owned by the current
shareholders of the company.   In this action, each share of
our common stock fully paid and assessed, issued and outstanding shall be granted a pro rata share of the Costa Rica company. This will not change your share ownership in Central American Equities.

2) A change in the articles of incorporation that creates a new class of super voting preferred shares. These shares will be used by the board of directors to vote for merger opportunities created by the shell corporation resulting from item 1 above. (It is important to note that the preferred shares issued to the board of directors will NOT increase the company ownership of individual board members.)

3) A change in the articles of incorporation that increases the authorized number of common shares to 100 million. These shares may be used to facilitate a business combination and will not be used to dilute current shareholder value in the assets of the Company.

Our board of directors has unanimously approved these actions. There are four major reasons why the board is recommending these actions:

a) The current assets of the Company should no longer be in a public company because the Company is not receiving the expected benefits from being public (higher stock price, liquidity, and a currency to structure mergers or acquisitions).
b) Compliance and audit costs are very high. By removing the assets, the Company will save money and time, as the costs of being public will not come out of the earnings of the current assets.
c) By removing the assets from the Company, the Company can create a publicly trading shell corporation that it can combine (merge) with another company resulting in significant benefits to the Company and its shareholders.
d) By creating super-preferred shares, the board can move quickly to negotiate a future business combination without the obligation of a special meeting, a new proxy or a full shareholder vote. To date the board has engaged in several negotiations with other companies concerning a possible merger with CAE. One of the key reasons for the failure of these discussions is the board's inability to act quickly and decisively.

Once the assets are removed from the public corporation we plan to find a suitable merger candidate for the public shell, negotiate the best possible agreement for
shareholders, and engage in a business combination.   No
matter what combination the Company transacts as a result of an affirmative vote on these items, shareholders will continue to have the same (pro-rata) share ownership in the hotel assets of the Company.

The board has concluded that the proposed actions are fair and in the best interests of our shareholders, and therefore, the board recommends that you vote in favor of these proposals. It is the ultimate goal of the board to achieve returns for CAE shareholders. The board believes that these voting proposals will put the Company in a significantly better position to accomplish this end through the possible future sale of assets, the distribution of dividends, and the merger with a larger company able to reap the benefits of public status and achieve a good share price for CAE shareholders.

Details of the proposals and other important information are described in the accompanying notice of shareholder meeting, proxy statement and annual report. You are urged to read these important documents carefully before casting your vote.

If you plan to attend the meeting, please contact me at
MCaggiano@thealtahotel.com.   Whether or not you plan to
attend, you can be sure your shares are represented at the meeting by promptly voting, signing, dating and submitting your proxy card by phone or by mail. These proposals cannot be completed unless our stockholders approve.

We thank you for your prompt attention to this matter and appreciate your support.


Cordially,


/s/ Michael N. Caggiano
----------------------------------------
Michael N. Caggiano, Ph.D.
President and Chief Executive Officer


Your vote is important. Please mark, sign, date and return the enclosed proxy card promptly, whether or not you plan to attend the special meeting. After the actions are approved, stockholders will receive a letter of transmittal and related instructions concerning the outcome of the vote.

 PROXY STATEMENT

DATE, TIME AND PLACE INFORMATION (ITEM 1)

The Annual Meeting of Stockholders of Central American
Equities, Inc., a Florida corporation (the "Company" or
"CAE") will be held at Hotel Alta in Santa Ana, Costa Rica on
Saturday November 12, 2005 at 10:00 AM (local Costa Rica time) for the following purposes:

1) To consider the election of directors.
2) To ratify the appointment of Killman, Murrell & Company,
P.C. as the independent certified public account of the Company.
3) To consider the transfer of Company assets to a Costa
Rican corporation.
4) To consider a change in the articles of incorporation that creates a super voting preferred shares.
5) To consider a change in the articles of incorporation that increases the authorized number of common shares.
6) To transact such other business as may properly come before the annual meeting and at any adjournment thereof.

By Order of the Board of Directors:

Richard Wm. Talley, Chairman of the Board
P. James Voloshin, Board Director
Michael N. Caggiano, President and CEO

The address of the meeting is:
Hotel Alta
Alto de las Palomas
Santa Ana, Costa Rica
011-506-282-4160 (Phone)
011-506-282-4162 (Fax)

The proxy statement and form of proxy accompanying this notice are being mailed to stockholders on or about October
6, 2005. Only stockholders of record at the close of business on September 15, 2005 are entitled to notice of and to vote at the Annual meeting or any adjournment or postponement.

The date by which Stockholder proposals must be received by the Company so that they may be considered for inclusion in the proxy statement and form of proxy for its 2005 Annual Meeting of Stockholders is not less than 120 days prior to the anniversary of the preceding Annual Meeting (unless the date of an Annual Meeting is changed by more than 30 days from the anniversary of the date of the previous Annual Meeting, in which case the deadline will be no more than 20 days after the announcement of the Annual Meeting date). Stockholder proposals or notices of intent to nominate candidates for election as directors should be submitted to Central American Equities, Inc., Attention: Corporate Secretary at Hotel Alta, Alto de las Palomas, Santa Ana, Costa Rica (mailing address: Hotel Alta, Interlink 964, P.O. Box 02-5635, Miami, Florida 33102).

REVOCABILITY OF PROXY (ITEM 2)

The execution of a proxy does not affect the right to vote in person at the Annual Meeting. A proxy may be revoked by the person giving it at any time before it has been vote at the Annual Meeting by submitting a later date proxy or by giving written notice to the Secretary of the Company. Unless a proxy is revoked or there is a direction to abstain on one or more proposals, it will be voted on each proposal and, if a choice is made with respect to any matter to be acted upon, in accordance with such choice. If no choice is specified, the proxy will be voted as recommended by our Board of Directors.

PERSONS MAKING THE SOLICITATION (ITEM 4)

Solicitation of proxies is being made by management at the direction of the Board of Directors, without additional compensation, through the mail, in person, or by telephone fax. In addition, the Company will request brokers and other custodian, nominees and fiduciaries to forward proxy-solicitation material to the beneficial owners of Common Stock held of record by such persons.

Management has engaged the Company's transfer agent, Olde
Monmouth Transfer Company and its affiliates to print and forward proxy solicitation material and count proxies.
Management anticipates that the cost of this solicitation shall be less than $5000. The cost will be borne by the Company.

No director of the Company has informed the Company in writing that he intends to oppose any action intended to be taken by the Company.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON (ITEM 5)

The following table displays the interest of certain persons in matters to be acted upon at the meeting. Mr. Talley, Dr.
Voloshin, and Mr. Caggiano are current board members who are standing for re-election to the board.

Name           Number of Shares    Percent of     Class
              Beneficially Owned      Total
              September 15, 2005

Richard Wm. Talley   174,443	        8.2%    Common Stock
Michael Caggiano     212,120	        9.9%    Common Stock
P. James Voloshin     164,852       7.7%	    Common Stock

Total Shares Held by Board
                     551,415        25.7%	    Common Stock

Total Shares Outstanding
                      2,141,553    100.0%    Common Stock


Shares of P. James Voloshin are held in P.J. Voloshin MD Inc.
Pension Fund and PJ Voloshin.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF (ITEM 6)

As of September 15, 2005, the Company's authorized capital stock consisted of 25,000,000 shares of common stock, par value $.001 per share, and 1,000,000 shares of convertible preferred stock, par value $.001 per share. As of September 15, 2005, 2,141,553 shares of common stock were issued and outstanding and no (0) shares of preferred stock were issued or outstanding.

Only stockholders of record at the close of business on September 15, 2005, the record date for the annual meeting, will be entitled to notice of and vote at the Annual Meeting (Company By-Laws, Article II, Section 4). On the record date, the Company had outstanding approximately 2,141,553 shares of Common Stock, which are the only securities of the Company entitled to vote at the Annual Meeting, each share being entitled to one vote.

A majority of the shares entitled to vote on the record date for the Annual Meeting, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. Any number of shareholders, even if less than a quorum, may adjourn the meeting without further notice until a quorum is obtained. If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders. Each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of the shareholders (Company By-Laws, Article II, Section 4).

Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but are not treated as a vote cast on any matter.

PROPOSAL 1: ELECTION OF DIRECTORS (ITEM 7)

The shareholders are meeting to consider the election of directors. Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present (Company By-Laws, Article I, Section 5). The nominating committee of the board of directors has submitted the following names to the shareholders for election to the board of directors:

Richard Wm. Talley
Michael N. Caggiano, Ph.D.
P. James Voloshin, M.D.

RICHARD WM. TALLEY   Chairman and Director of Central
American Equities Corp (age 62, time spent on Company
business: 10 (ten) percent).   Mr. Talley was (with Mr. King)
a representative of Cal TKCo, S.A., and the general partner in several of the California Limited Partnerships that raised the seed money for the Costa Rican corporations that built the hotels. Since August 1999, Mr. Talley has been the CEO of Talley and Co., an investment banking and general securities company located in Irvine, California. Mr. Talley is a partner in this firm with Michael Caggiano.

Mr. Talley began his finance career with Smith Barney in New York. He opened and managed the Shearson office in Santa Barbara until its sale to American Express in 1983, at which time he founded Talley, McNeil, and Tormey, a regionally focused investment bank and brokerage firm. The firm was merged into a larger Southern California investment banking and brokerage firm in 1989. In 1993, Mr. Talley and Paul D. King founded Talley, King and Co., Inc. ("Talley King") with offices in Irvine, California. Talley, King & Co., Inc. was an investment bank that focused on private placement financing.

Mr. Talley has been actively involved in Costa Rica for the last ten years. Mr. Talley holds a Bachelor of Arts degree in European History from the University of California, Santa
Barbara and an MBA in Finance from Cornell University,
Ithaca, New York.

As voted at the 2004 shareholder meeting, Mr. Talley has received from the Company $500 per attendance at board meetings (a total of $500 in 2004). See below for a full table of compensation of all directors and executive officers.

MICHAEL N. CAGGIANO, Ph.D.   President, Chief Executive
Officer, and Director of Central American Equities (age: 52, time spent on Company business: ninety-five percent). Dr. Caggiano is also, with Richard Wm. Talley, an officer and owner of Talley & Co. During 2000, Dr. Caggiano was also a Director of Cafe Britt, a roaster and distributor of premium Costa Rican coffee.

Prior to joining CAE, as a private consultant to corporations, Dr. Caggiano has also provided public policy and litigation analysis for local governments and private entities. Prior to establishing his own company, Dr. Caggiano was Executive Vice President in Charge of Consulting Operations at Robert Charles Lesser & Co. a 50-person, 5-office, national consulting firm based in Los Angeles. In 1990, Dr. Caggiano was elected to the first City Council of Malibu and later served as its Mayor Pro Tem. Before serving as an elected official, he was a Fellow and Policy Analyst with The RAND Corporation. While at RAND, he specialized in solving state and local government financial and criminal justice problems.

Dr. Caggiano holds a Ph.D. and M.Ph. in Public Policy
Analysis from the RAND Graduate School of The RAND
Corporation, an M.P.A. from the University of Southern
California, and a B.A. in Government from Pomona College.

Dr. Caggiano is currently paid $80,000 per year in salary as an executive officer. See Schedule (Compensation of Directors) below for a full list of compensation of all directors and executive officers.

P. JAMES VOLOSHIN, M.D. Director of Central American Equities Corp (age 64, has been nominated for election by the board of
directors.   Dr. Voloshin has been a director of MedPlus
Inc., a public company since January 1996. Dr. Voloshin is a plastic surgeon and has been President of the Newport Surgery
Institute, located in Newport   Beach, California, since
1986. Dr. Voloshin co-founded Surgical Funding Group, Inc. in 1992 and was its President until the company was acquired by MedPlus, Inc. in November 1995. Dr. Voloshin is or has been a member of ten medical societies including the American Society of Plastic Surgery. He holds a medical degree from the University of Alberta, Canada in 1966, and Board Certification in Plastic Surgery since 1972. Dr. Voloshin is a resident of Dana Point, California.

Dr. Voloshin has been a shareholder of Central American Equities since 1997. The nomination committee originally nominated him to increase shareholder representation and because of his experience in other public companies especially in the area of audits and the sale of public shells. As voted at the 2004 shareholder meeting, Mr. Voloshin has received from the Company $500 per attendance at board meetings (see schedule below).

Compensation of Directors and Executive Officers (Item 8)

The following table sets forth the total compensation of current officers and directors during the fiscal years ended December 31, 1997 through 2004. The footnotes are an integral part of the table. No officer or director of the Company earned more than $100,000 from the Company during such fiscal years.


Name                      Title                      Compensation

Richard Wm. Talley (1)  Director            1997              0
                        Director            1998              0
                        Director            1999              0
                        Director            2000              0
                        Director            2001              0
                        Director            2002              0
                        Director            2003              0 (11)
                        Director            2004           $500 (10)

P. James Voloshin       Director            2004           $500 (10)

Michael N. Caggiano (2)  NA                 1997             NA
                        CEO/Pres/Director   1998         $65,000
                        CEO/Pres/Director   1999         $65,000 (3)
                        CEO/Pres/Director   2000         $65,000 (4)(5)
                        CEO/Pres/Director   2001         $72,500 (6)
                        CEO/Pres/Director   2002         $75,000 (7)(8)
                        CEO/Pres/Director   2003         $75,000 (9)
                        CEO/Pres/Director   2004         $75,000 (10)


NOTES:
(1) Does not include $100,100 in management fees received by Talley, King & Company, Inc. in 1997. Messrs. Talley and King were owners of Talley, King & Company, Inc.
(2) During the third quarter of 1998 the Company issued 19,200 shares of its Common Stock to Michael N. Caggiano, the Company's Consultant CEO/President. The shares were issued in lieu of payment for services rendered prior to him being appointed to his current position as CEO and President.
(3) Mr. Caggiano's annual salary in 1999 was $65,000. As of December 31, 1999, Mr. Caggiano was owed $22,500 in past salary and $34,668 in compensation due for services rendered prior to becoming the CEO. These amounts were included in accounts payable.
(4) Mr. Caggiano's annual salary was increased to $75,000 in April 2000. As of December 31, 2000, Mr. Caggiano was owed $89,400 in past salary and $34,668 in compensation due for services rendered prior to becoming the CEO. These amounts were included in accounts payable.
(5) On April 12, 2000 the board additionally compensated Mr. Caggiano with 100,000 shares of CAE Common stock (one-third, or 33,333 shares, equally from the holdings of directors Talley, King and Rosenmiller). Mr. Caggiano was also granted options to buy CAE shares of Common Stock as follows: 100,000 shares @ $0.75; 100,000 shares @ $1.25; and 100,000 shares @ $1.75 (to expire on
April 12, 2005).
(6) Mr. Caggiano's annual salary was $75,000 in 2001. The amount of $54,668 is the value of past salary owed that was collateralized by Sunset Reef (see Notes to Financial Statements in previous 10-KSBs). As of December 31, 2001, Mr. Caggiano was owed $109,772 in past salary and $34,668 in compensation due for services rendered prior to becoming the CEO. These amounts were included in accounts payable.
(7) Mr. Caggiano's annual salary was $75,000 in 2002.   However,
as of December 31, 2002, Mr. Caggiano was owed $162,464.72 in past salary. This amount was included in accounts payable.
 8) In the fourth quarter of 2002 the board additionally compensated Mr. Caggiano with 700,000 shares of CAE stock and granted options to Mr. Caggiano as follows: 100,000 shares @ $0.10; 100,000 shares @ $0.15; and 100,000 shares @ $0.20 (all to expire in 5 years). In addition to salary, the board compensates Mr. Caggiano with housing, motor vehicle, and laundry and food in the hotels.
 9) Mr. Caggiano's annual salary was $75,000 in 2003 and 2004. However, as of December 31, 2004, Mr. Caggiano was owed $15,550 in past salary. This amount was included in loans from officers. In addition to salary, the board compensates Mr. Caggiano with housing, motor vehicle, and laundry and food in the hotels.
10) At the shareholder meeting on May 15, 2004, the Company granted board directors (Talley, Voloshin, Caggiano) each 25,000 shares of common stock as compensation for board services. To defer board expenses, the board also approved a $500 payment per board meeting for non-employee board members (Talley and Voloshin).
11) During the fourth quarter of 2003, the Company raised cash by selling securities. The Company paid Richard Wm. Talley, a director of the Company, $19,800 (10% of gross proceeds) in commission on the sale of the stock.


PROPOSAL 2: INDEPENDENT PUBLIC ACCOUNTANTS (ITEM 9)

The shareholders will be asked to ratify the appointment of Killman, Murrell & Company P.C. as the independent certified public accountant of the Company. At a board of directors meeting held on September 15, 2005 of which a quorum was present, the Board of Directors of accepted the resignation of Clyde Bailey as its Certified Accountant for the fiscal years ended December 31, 2002, 2003, and 2004. At no time did Clyde Bailey's financial statements contain an adverse opinion or disclaimer of opinion or was modified as to uncertainty, audit scope, or accounting principles. Nor were there any disagreements with Clyde Bailey on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

On September 21, 2005, Central American Equities engaged Killman, Murrell & Company P.C., Certified Public Accountant. It is not anticipated that Killman, Murrell & Company P.C, nor their representative, will be present at the shareholder meeting.

SUMMARY OF ADDITIONAL BUSINESS OF THE MEETING

The board of directors is unanimously recommending the approval of the following proposals:

Proposal 3. To transfer the assets of Central American Equities (CAE) to a Costa Rican corporation that is wholly
owned by the current shareholders of the Company.   If this
action is approved, each share of common stock that is fully paid and assessed, issued and outstanding will be given a pro-rata share of stock in the Costa Rican corporation. This action will not change the shareholder's current stock ownership in CAE.

Proposal 4. To amend the Company's Articles of Incorporation and the Company's By-laws as necessary to provide for the authorization of 3000 shares of a new class of super-voting, preferred stock. Each preferred share will be entitled to 1000 votes and in total all shares will equal 3 million votes.
After the amendment is filed, it is the intent of the Board of Directors to issue the super-voting preferred stock to the Company's board of directors. This will allow the board to vote a majority of the Company's stock. The purpose will be to enable the Company to complete a business combination (merger) in the future without the necessity of an additional shareholder meeting.

Proposal 5. To amend the Company's Articles of Incorporation and the Company's By-laws as necessary to authorize the Company to issue up to 100 million shares of common stock.

Proposal 3 will effectively authorize the board to put the assets of the company into a non-trading corporation ("take the assets private"). Proposal 4 will permit the board to quickly effect a business combination (merger or sale) with the remaining publicly trading shell corporation (a publicly trading shell corporation is a company that is incorporated and publicly trading but has no significant assets or operations). Proposal 5 may be needed to facilitate a business combination.

After many years of trying to create shareholder value as a publicly trading company, the board is convinced that putting the assets in a non-trading Costa Rican company and merging the shell into another company is in the best interests of the
shareholders.   Below we explain each proposal in greater
detail.

PROPOSAL 3: TRANSFER OF ASSETS TO COSTA RICA CORPORATION (ITEM
15)

Proposal 3. To transfer the assets of Central American Equities to a Costa Rican corporation that is wholly owned by the current shareholders of the Company. Each share of common stock that is fully paid and assessed, issued and outstanding will be given a pro-rata share of stock in the Costa Rican company. This action will not change the shareholder's current stock ownership in CAE.

Result of an Affirmative Vote

An affirmative vote for this proposal will allow management to transfer all the assets of CAE to a Costa Rican corporation that is wholly owned by the current shareholders of the Company. Each shareholder of common stock that is fully paid and assessed, issued and outstanding will be given a pro-rata share in a Costa Rican company that owns all of the assets and liabilities of the Company. Each common shareholder will also continue to retain his or her current ownership in Central American Equities, which will become a publicly trading shell (without assets) corporation.

The Company will transfer all CAE assets and liabilities (as is legally possible) to a Costa Rica company. A summary of CAE's assets and liabilities are listed on the balance statement in the attached 10-KSB for December 31, 2004. As of September 15, 2005, the major real estate assets of the corporation include two properties in Costa Rica. Hotel Alta (including Restaurante La Luz) is a 23-unit, luxury hotel located on approximately one acre of land in Alto de las Palomas, Santa Ana, 8 miles from downtown San Jose. Sunset Reef Marine Hotel is a 14-room hotel with restaurant located in the small Pacific beachfront town of Mal Pais near the southern tip of the Nicoya Peninsula. Sunset Reef contains about 3 acres of beachfront land with 1500 feet of ocean frontage.

Reasons for the Proposal

There are three major reasons why the board is recommending this proposal:

1) The Company has not received the expected benefits from being public.
2) The Company will save money and time if the assets of the Company are not publicly trading.
3) The Company will create a publicly trading shell corporation that it can combine with another company (merge) resulting in significant benefit to the Company and its shareholders.

1. The Company has not benefit from being public.

In August 2000, Central American Equities qualified and listed its stock on the Over the Counter Bulletin Board (OTCBB) under the symbol "CENE" (the current symbol is CEAQ). The board took the Company public at that time to obtain for its shareholders the advantages of a publicly trading company. The board believed that the main advantages were to include:

a) Promoting a higher stock valuation;
b) Providing stock liquidity; and
c) Creating a currency to structure mergers and acquisitions
(M&A).

However, with five years of experience, we have unfortunately determined that the Company is too small to reap the benefits of being a public company:

a) The stock price has not reflected the Company's value. In 2004, CAE's common stock had a price range of approximately $0.02 to $0.14 per share. On May 23, 2005, the Company's board of directors unanimously approved a 1 for 10 reverse split of the Company's common stock to pave the way for a possible merger. This action reduced the Company's outstanding shares to 2,141,553 shares; but the share price barely budged. At today's stock price ($0.11 per share) the current market capitalization of the Company is about $218,000. Clearly current prices do not reflect the greatly improved financial state of the company, nor do they reflect its underlying book value (approximately $5.1 million).

b) Stock liquidity is very low. Perhaps the most significant advantage of being public for most companies is the increase in the liquidity of a company's stock. However, over the past 5 years daily trading in CAE shares has been very light. On extremely rare occasions daily trading has reached 25,000 shares but most days volume has been zero.
Any stockholder wishing to sell shares at a good value has encountered great difficulty.

c) Public status has been a detriment to merger and
acquisitions.   In August 2000, the Board took CAE public
partly to increase the Company's ability to raise capital and structure mergers or acquisitions (particularly stock-for-stock deals). However, CAE's low stock price has made it difficult to entice or acquire candidates. Most merger or acquisition candidates have actually considered CAE's public status a disadvantage. They fear the added costs of regulation and the potential for litigation inherent in being public.

2. The Company will receive financial benefit from putting its current assets in a private company.

There are several cost advantages to putting the Company's assets into a private company. By taking the Company's assets out of the public markets we will reduce the cost of SEC registration and reporting. This will reduce significantly our future out-of-pocket compliance costs including auditing, legal, accounting, printing, mailing, filing, transfer agent and D&O insurance expenses. Additionally, the Company will save the significant time spent in-house by the accounting department and senior management.

_ Reduce Compliance-Related Expenses.  The Sarbanes-Oxley
Act, passed by Congress in 2002, significantly increased regulation and related compliance expenses for all publicly traded companies. The most difficult part of the act, Section 404, requires public companies and their external auditors to appraise the internal controls over all financial transactions and report any weaknesses.
Although CAE is a small company, its hotels and restaurants have numerous financial transaction points.
As a consequence, Section 404 requires significant review and compliance costs.

Even before the passage of Sarbanes-Oxley, SEC regulation created a burden for CAE. Writing and filing 10-KSB or 10-QSB reports every three months consumes significant time from CAE's accounting staff and top management.

_ Reduce Audit-Related Expenses.  To date, public auditors
have billed the Company more than $250,000 (about $100,000
of this amount is disputed by the Company).   Although we
have successfully lowered our 2004 audit fee to about
$8500 dollars, Sarbanes-Oxley compliance, and the rising cost of auditor liability insurance, are expected to more than double fees for 2005.

Similar to other small companies, CAE has struggled to comply with SEC audit requirements. When a Company fails to file its reports on time it can receive an "E" on its trading symbol and eventually be removed from the Over the Counter Bulletin Board (OTCBB). Failure to file SEC reports forced CAE's stock onto the Electronic Pink Sheets during all of 2004. After much hard work, a change of auditor, a search for new market makers, and the successful filing of SEC-required reports, the Company re-listed on the OTCBB in March 2005.

Additionally, in the wake of Sarbanes-Oxley, CAE has found
it difficult to find an affordable auditor.   With
workload expanding rapidly due to Sarbanes-Oxley review, some auditors are reportedly dropping less profitable clients, usually smaller companies (Economist, December
18, 2004). Others are abandoning the public audit business entirely due to fears of shareholder litigation or the cost of liability insurance. Our 2004 auditor has notified us that he has left the public audit business and that he will not be auditing the Company's financial statements in 2005 (please refer to the voting item concerning the approval of a new auditor).

_ Possible Tax Reductions. By shifting the Company's assets to a private company, most if not all of the Company's profits may not be subject to US corporate income taxes.
This is an important and timely consideration as we anticipate the Company may soon be profitable and, under its current structure, is subject to corporate income tax in both the US and Costa Rica.

Important Information about a Costa Rica Corporation

CAE plans to put the Company's assets into a Costa Rican Company. A Costa Rican company would be subject to Costa Rican laws and regulations. Actions brought by shareholders would be brought in Costa Rican courts. Although it is management's intent to continue to keep shareholders informed (through direct communications as not currently allowed for a publicly trading company) putting the assets in a private company would reduce the corporation's legal reporting requirements.

We anticipate that the creation of the Costa Rica corporation, including legal and registration fees, could cost the Company approximately $5000.

Summary

Removing CAE's assets from the publicly trading company will have three major effects. First, it will save the Company money by lowering the direct cost of auditing and compliance. Second, it will save management time and cost by freeing it from many of the requirements of a publicly trading company. Third, the removal of CAE's assets from the publicly trading company will give management greater latitude to negotiate the merger of the remaining shell corporation. This can be a significant asset for our shareholders, and it is the reason for Proposal 2 discussed next.


PROPOSAL 4: SUPER-MAJORITY PREFERRED SHARES (ITEM 19)

Proposal 4. To amend the Company's Articles of Incorporation and the Company's by-laws as necessary to provide for the authorization of 3000 shares of a new class of super-voting preferred stock. Each preferred share will be entitled to 1000 votes and all preferred shares would total 3 million votes. After the amendment is filed, it is the intent of the Board of Directors to issue the super-voting preferred stock to the Company's board of directors that will enable them to vote a majority of the Company's stock. The purpose will be to enable the Company to complete a business combination in the future without the necessity of an additional shareholder meeting.

Result of an Affirmative Vote

We are proposing to amend the Company's Articles of Incorporation to provide for the authorization of a super voting class of preferred stock that can be voted by the board of directors. If the shareholders pass this proposal, the Board plans to issue the super-voting preferred stock to the Company's board of directors. This will enable the board to vote a majority of the Company's stock, specifically permitting the board to complete a business combination (merger) without the necessity of an additional shareholder meeting. (It is important to note that the preferred shares issued to the board of directors will NOT increase the company ownership of individual board members.)

Using these preferred shares, the Company can move quickly to accomplish the goal of an intended future business combination without the obligation of a new proxy or full shareholder vote. Instead, any proposed business combination will be done by consent of those holding the super preferred shares, i.e., the current members of the Board.

When the board votes these preferred shares, non-board shareholders of the Company will not have a say in the type of business combination in which the Company will engage. Some shareholders may object to putting this decision solely in the hands of the directors of the Company and may view this as a disadvantage to their interests. However, management believes that to accomplish a business combination as outlined above, it is necessary to expedite the combination process. To date the board has engaged in several negotiations with other companies concerning a possible merger with CAE. One of the key reasons for the failure of these discussions is the board's inability to act quickly and decisively. Without the super-voting preferred shares, the board currently must hold a special meeting, obtain a fairness opinion, issue a proxy vote, and generally follow the rules and regulations related to a corporate merger, an expensive process that could take several months.

Reason for the Proposal: To Facilitate a Future Business
Combination

Once the assets are removed from the public corporation we plan
to find a suitable merger candidate for the public shell.   At
this point the shell will be clean (no assets nor liabilities) and should be up-to-date in its SEC filings thereby increasing its value for a merger. The board plans to find a suitable candidate, negotiate the best possible result for shareholders,
and engage in a business combination.   No matter what
combination is transacted with the Company, as a result of an affirmative vote on Proposal 1, shareholders will continue to have the same (pro-rata) share ownership in the hotel assets of the Company.

PROPOSAL 5: AUTHORIZE ADDITIONAL COMMON STOCK (ITEM 19)

Proposal 5. To amend the Company's Articles of Incorporation and the Company's by-laws as necessary to provide for the authorization of 100 million shares of Common Stock, par value $.001. The purpose will be to enable the Company to complete a business combination in the future.

Result of an Affirmative Vote

As of September 15, 2005, the Company's authorized capital stock consisted of 25,000,000 shares of common stock, par value $.001 per share; 2,141,553 shares of common stock were issued and outstanding. An affirmative vote will authorize the Company to issue up to an additional 75 million common shares for a total of 100 million common shares. These shares may be important to facilitate a future business combination
(merger).

MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE ACTION

It is management's belief that a continuing stockholder generally will not recognize any gain or loss upon the receipt of an interest in the Costa Rican company and that a gain or loss would not be recorded until the sale of the stock in the Company. Our opinion is not exhaustive and does not address the specific tax consequences of the creation of a Costa Rican company or a potential future combination to shareholders under specific individual circumstances, which, if considered, may lead to a different conclusion. Tax matters are complicated. Shareholders should consult their own tax advisor for a full understanding of the federal, state, local and foreign tax consequences of the ownership in a new company and a possible business combination once consummated.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains or incorporates by reference certain forward-looking statements and information relating to us that are based on the beliefs of management as well as assumptions made by and information currently available to us. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts, including statements regarding the completion of the combination. When used in this document, the words "anticipate," "possible", "believe," "estimate," "expect," "plan," "intend," "project," "predict," "may," and "should" and similar expressions, are intended to identify forward-looking statements. Such statements reflect our current view with respect to future events, including the completion of a combination, and are subject to numerous risks, uncertainties and assumptions. Many factors could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by the forward-looking statements, including, among others:

_ the failure of stockholders to approve the voting items;
_ the failure to identify or achieve a business combination; _ general economic or market conditions;
_ changes in business strategy;
_ availability of financing on acceptable terms to fund future operations;
_ competitive conditions in our markets;
_ general economic or market conditions;
_ changes in technology; and
_ various other factors, both referenced and not referenced in this statement including those discussed in our periodic and other filings with the SEC.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described in this proxy statement as anticipated, believed, estimated, expected, planned or intended. Although it is management's intent to seek an appropriate business combination, shareholders should not assume that such a combination is a certainty. Further information about the risks of forward-looking statements applicable to us can be found in our Form 10-KSB for the fiscal years ended December 31, 2004, which has been incorporated herein by reference and follows this proxy statement.

DOCUMENTS INCORPORATED BY REFERENCE

Annual Report on Form 10-KSB of Registrant for the years ended
December 31, 2004, 2003, 2002, 2001,Quarterly reports on Forms
10-QSB of registrant for the quarters ending March 31, 2005.

WHERE YOU CAN FIND MORE INFORMATION

Central American Equities has been a publicly trading company since August 2000. Quarterly and annual financial information can be found on the SEC EDGAR website: www.sec.gov.



      CENTRAL AMERICAN EQUITIES CORP, INC
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTOR FOR THE ANNUAL
MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 12, 2005


INSTRUCTIONS FOR VOTING YOUR PROXY BY PHONE OR MAIL:

If you do not plan to attend the annual meeting in person, you are requested to complete, sign and date the enclosed proxy and return it promptly by mail or by fax (732-872-2728):

Olde Monmouth                           Fax:  732-872-2728
200 Memorial Pkwy
Atlantic Highlands, NJ   07716

(Owners of shares in street name may receive from their broker different voting instructions.)

This proxy will be voted as directed.   If no direction is
indicated, the proxies named below will vote this proxy: 1) FOR the election of the candidates nominated by the board of directors for directors; 2) FOR the director proposal to ratify the selection of Killman, Murrell & Company P.C. Certified Public Accountant, as independent auditors; 3) FOR the director proposal to transfer the assets of the corporation to a Costa Rica corporation that is wholly owned by the current shareholders of the Company; 4) FOR the director proposal to change the articles of incorporation to create a super voting preferred shares that will be used by the board of directors to vote for merger opportunities; 5) FOR the director proposal to change the articles of incorporation to increase the authorized number of common shares to 100 million, and 6) In their discretion, upon such other matters as may properly come before the meeting.

The undersigned stockholder acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement, and hereby appoints Michael N. Caggiano, President and CEO, and a director of the Company, or failing him, Richard Wm. Talley, Chairman of the Board and a director of the Company, or in the place and stead of the foregoing, ___________________ _________the true and lawful proxy of the undersigned, with full power of substitution, to vote all of the undersigned's shares of common stock of Central American Equities, Inc. at the Annual Meeting of Stockholders to be held at the Company headquarters at Hotel Alta, Alto de las Palomas, Santa Ana, Costa Rica on Saturday, November 12, 2005 at 10:00 A.M., Costa Rica Local Time, and at any adjournments or postponements thereof. The undersigned hereby instructs said proxy to vote the Common Shares represented by this instrument of proxy in the following manner:

Proposal 1. The Board of Directors has nominated the following 3 persons for election as directors of the Company: Richard Wm.
Talley, Michael N. Caggiano, and P. James Voloshin. These directors will serve for a term of one year or until such director's successor is elected and qualified.

 [  ]  For All                         [  ]  Against All

 [  ] For All Except the Following
   Nominees:________________________________

Proposal 2.  To ratify the selection of Killman, Murrell &
Company, P.C. Certified Public Accountant, as independent auditors of the Company for the fiscal years ending December 31, 2005.

[  ]  For            [  ]  Against        [  ]   Abstain

Proposal 3. To transfer the assets of Central American Equities
(CAE) to a Costa Rican corporation that is wholly owned by the
current shareholders of the Company.   If this action is approved,
each share of common stock that is fully paid and assessed, issued and outstanding will be given a pro-rata share of stock in the Costa Rican corporation. This action will not change the shareholder's current stock ownership in CAE.

[  ]  For            [  ]  Against        [  ]   Abstain



Proposal 4. To amend the Company's Articles of Incorporation and the Company's By-laws as necessary to provide for the authorization of 3000 shares of a new class of super-voting, preferred stock. Each preferred share will be entitled to 1000
votes and in total all shares will equal 3 million votes.    After
the amendment is filed, it is the intent of the Board of Directors to issue the super-voting preferred stock to the Company's board of directors. This will allow the board to vote a majority of the Company's stock. The purpose will be to enable the Company to complete a business combination (merger) in the future without the necessity of an additional shareholder meeting.

[  ]  For            [  ]  Against        [  ]   Abstain


Proposal 5. To amend the Company's Articles of Incorporation and the Company's By-laws as necessary to authorize the Company to issue up to 100 million shares of common stock.

[  ]  For            [  ]  Against        [  ]   Abstain


Proposal 6. In their discretion, upon such other matters as may properly come before the meeting.

[  ]  For            [  ]  Against        [  ]   Abstain


Dated:  ___________________, 2005



-----------------------------------------------
Stockholder's Signature


Name of Stockholder or entity (please print)

---------------------------------------


Number of Shares Held

Certificate Numbers (if available)

Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.


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